Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES FIRST QUARTER RESULTS AND
ISSUES GUIDANCE FOR THE SECOND QUARTER OF 2005

CHESTER, WV – May 9, 2005 – MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the first quarter ended March 31, 2005.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

Total revenues for the quarter increased 3% to $77.9 million compared to $75.7 million for the first quarter of 2004.  EBITDA also grew by 3% to $13.5 million compared to $13.1 million in the same period last year.  Net income was $2.9 million or $0.10 per diluted share compared to $3.0 million or $0.11 per diluted share in the first quarter of 2004.  Net win from slot operations at Mountaineer was $62.1 million, producing net win-per-day-per-machine of $214 based on an average of 3,218 machines for the current quarter, which is slightly lower than the $220 on an average of 3,220 machines in the first quarter of 2004.  EBITDA for the Nevada properties was $1.2 million.

As previously discussed, the Company’s performance continues to reflect the carrying costs of the numerous developments on which it is working.  The Company also noted:

•                  Mountaineer Race Track & Gaming Resort.  Mountaineer achieved $69.2 million of total revenues despite a 25% increase in the number of Limited Video Lottery Terminals in bars and fraternal organizations in its target market.  The Company will continue to pursue legislation for table games, which, together with the resort’s amenities, would further differentiate Mountaineer’s product from any current and proposed new competition.

•                  Nevada Properties.  Binion’s Gambling Hall & Hotel generated $5.2 million in total revenues and $872,000 of EBITDA (approximately $400,000 of such revenue and EBITDA are attributable to payments received under a joint operating agreement with an affiliate of Harrah’s that concluded on March 10, 2005).  While management is pleased with the results, it cautions that three weeks of operating data are not necessarily indicative of future performance.  The Speedway Casino in North Las Vegas generated $2.7 million in total revenues and $342,000 of EBITDA, both increases over the first quarter of 2004.

•                  Pennsylvania.  During the quarter, the Company closed on the acquisition of all of the real property required for Presque Isle Downs’ racetrack and slot operation at its licensed site in Summit Township, Erie County, Pennsylvania.  While the Company had contemplated breaking ground in May, MTR now plans to commence construction immediately after obtaining its gaming license from the Pennsylvania Gaming Control Board, but in any event, in time to satisfy the condition of its racing license that it commence live racing by December of 2007.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We remain focused on optimizing operating performance at our properties and successfully carrying out our external development plans.  We look forward to updating you with our progress.”

Financial Guidance

For the second quarter of 2005, the Company expects total revenues of approximately $98.0 - $102.0 million, EBITDA of approximately $14.0 - $14.8 million and net income of approximately $2.9 - $3.4 million.  The Company’s guidance assumes that (i) there will be no material new competition; and (ii) no material changes in economic conditions, West Virginia gaming or tax laws or world events; and is subject to recoverability of certain costs in the event the Company is unable to move forward with plans in Minnesota or Michigan.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call and webcast focusing on the financial results and recent corporate developments at 10:00 a.m. ET on Monday, May 9, 2005.  Interested parties may participate in the call by dialing 706-679-0882 – please call in 10 minutes before the call is scheduled to begin, and ask for the MTR Gaming call.  The conference call will be webcast live via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia; Scioto Downs in Columbus, Ohio; the Ramada Inn and Speedway Casino in North Las Vegas, Nevada; Binion’s Gambling Hall & Hotel in Las Vegas, Nevada, and holds a license to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel wagering in Erie, Pennsylvania.  The Company also owns a 50% interest in the North Metro Harness Initiative, LLC, which has a license to construct and operate a harness racetrack 30 miles north of downtown Minneapolis (judicial review pending). Additionally, the Company has entered into a definitive agreement to acquire a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, Michigan.  The Mountaineer facility, the Company’s primary source of revenues, currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,220 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, construction schedules for Presque Isle Downs, the construction of a racetrack and card room in Minnesota, and the prospects for our operation of Binion’s.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to favorable resolution of the pending legal challenge to North Metro Harness Initiative’s Minnesota racing license, successful completion of a 50-day race meet and regulatory approval of a card room plan of operations for the planned Minnesota racetrack, disruption in developing our planned Pennsylvania and Minnesota operations and other facilities we may expand and/or acquire, our compliance with environmental laws and potential exposure to environmental liabilities, successful transition and operation of Binion’s, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera
(212) 836-9610
lbarbera@equityny.com

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31
	2005	2004
Revenues:
Gaming	$67,224,000	$66,460,000
Parimutuel commissions	2,156,000	2,208,000
Food, beverage and lodging	6,697,000	5,422,000
Other	1,865,000	1,605,000
Total revenues	77,942,000	75,695,000
Less promotional allowances	(1,354,000)	(1,271,000)
Net revenues	76,588,000	74,424,000

Costs of revenues:
Cost of gaming	39,875,000	40,167,000
Cost of parimutuel commissions	2,020,000	1,974,000
Cost of food, beverage and lodging	5,241,000	4,208,000
Cost of other revenues	1,622,000	2,045,000
Total cost of revenues	48,758,000	48,394,000

Gross profit	27,830,000	26,030,000

Selling, general and administrative expenses:
Marketing and promotions	1,820,000	2,213,000
General and administrative	12,544,000	10,713,000
Depreciation and amortization	5,854,000	4,943,000

Total selling, general and administrative expenses	20,218,000	17,869,000

Operating income	7,612,000	8,161,000

Other (expense) income:
Equity in loss of unconsolidated joint venture	(46,000)	—
Gain on disposal of property	16,000	—
Interest income	98,000	61,000
Interest expense	(3,068,000)	(3,429,000)

Income before provision for income taxes	4,612,000	4,793,000
Provision for income taxes	(1,729,000)	(1,774,000)

Net income	$2,883,000	$3,019,000

Net income per share:
Basic	$0.10	$0.11
Diluted	$0.10	$0.11

Weighted average number of shares outstanding:
Basic	28,619,868	28,176,534
Diluted	28,990,665	28,691,097

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended
	March 31
	2005	2004
Net revenues:
Mountaineer Park	$68,370,000	$70,855,000
Binion’s Gambling Hall	4,906,000	213,000
Las Vegas Speedway	2,514,000	2,481,000
Scioto Downs	798,000	872,000
Corporate	—	3,000
Consolidated	$76,588,000	$74,424,000

EBITDA:
Mountaineer Park	$15,377,000	$14,843,000
Binion’s Gambling Hall	872,000	212,000
Las Vegas Speedway	342,000	291,000
Scioto Downs	(352,000)	(493,000)
Corporate	(2,773,000)	(1,749,000)
Consolidated	$13,466,000	$13,104,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(unaudited)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA, a non-GAAP financial measure.

	Three Months Ended		Financial Guidance
	March 31		For the Three Months Ending
	2005	2004	June 30, 2005
Mountaineer Park:
Operating income	$10,565,000	$10,837,000
Depreciation and amortization	4,812,000	4,006,000
EBITDA	$15,377,000	$14,843,000

Binion’s Gambling Hall:
Operating income	$614,000	$84,000
Depreciation and amortization	258,000	128,000
EBITDA	$872,000	$212,000

Las Vegas Speedway:
Operating income	$86,000	$—
Depreciation and amortization	256,000	291,000
EBITDA	$342,000	$291,000

Scioto Downs:
Operating loss	$(583,000)	$(712,000)
Depreciation and amortization	231,000	219,000
EBITDA	$(352,000)	$(493,000)

Corporate:
Operating loss	$(3,070,000)	$(2,048,000)
Depreciation and amortization	297,000	299,000
EBITDA	$(2,773,000)	$(1,749,000)

Consolidated:
Operating income	$7,612,000	$8,161,000	$8,000,000 - $8,800,000
Depreciation and amortization	5,854,000	4,943,000	$6,000,000
EBITDA	$13,466,000	$13,104,000	$14,000,000 - $14,800,000

MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	March 31 2005	December 31 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$30,627,000	$22,443,000
Restricted cash	1,158,000	604,000
Accounts receivable, net of allowance for doubtful accounts of $109,000 in 2005 and $91,000 in 2004	7,396,000	4,417,000
Accounts receivable - West Virginia Lottery Commission	1,857,000	—
Inventories	3,143,000	2,877,000
Deferred financing costs	1,472,000	1,469,000
Prepaid taxes	505,000	505,000
Deferred income taxes	962,000	962,000
Other current assets	3,961,000	2,262,000
Total current assets	51,081,000	35,539,000

Property and equipment:
Land	34,731,000	34,731,000
Building	162,756,000	157,843,000
Equipment and automobiles	78,828,000	77,037,000
Furniture and fixtures	16,281,000	16,252,000
Construction in progress	18,745,000	10,082,000
	311,341,000	295,945,000
Less accumulated depreciation	(78,702,000)	(73,403,000)
	232,639,000	222,542,000

Other assets:
Goodwill	1,492,000	1,492,000
Other intangibles	14,285,000	14,285,000
Note receivable	—	2,172,000
Deferred income taxes	3,851,000	3,851,000
Deferred financing costs, net of current portion	4,405,000	4,775,000
Deposits and other	17,672,000	15,371,000
	41,705,000	41,946,000
Total assets	$325,425,000	$300,027,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,596,000	$2,966,000
Accounts payable - West Virginia Lottery Commission	—	677,000
Accrued payroll and payroll taxes	4,478,000	2,308,000
Accrued tax liability	1,738,000	—
Accrued interest	6,398,000	3,244,000
Accrued liabilities	12,599,000	6,258,000
Current portion of capital leases	1,035,000	1,792,000
Current portion of long-term and other debt	384,000	383,000
Total current liabilities	39,228,000	17,628,000

Capital lease obligations, net of current portion	3,000	4,000
Long-term and other debt, less current portion	133,091,000	133,133,000
Deferred leasehold obligation	5,155,000	5,177,000
Long-term deferred compensation	6,576,000	5,710,000
Deferred income taxes	15,121,000	15,121,000
Total liabilities	199,174,000	176,773,000

Shareholders’ equity:
Common stock	—	—
Paid in capital	62,006,000	61,892,000
Retained earnings	64,245,000	61,362,000
Total shareholders’ equity	126,251,000	123,254,000
Total liabilities and shareholders’ equity	$325,425,000	$300,027,000

####